UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 23, 2005

Avanir Pharmaceuticals
__________________________________________
(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-622-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 19, 2005, Avanir Pharmaceuticals (the "Company") entered into an employment agreement (the "Agreement") with Eric Brandt, pursuant to which Mr. Brandt will serve as the Company's President and Chief Executive Officer in an at-will capacity. Upon the commencement of Mr. Brandt's employment, which is expected to occur on September 6, 2005 (the actual date of commencement of employment being, the "Commencement Date"), he will become the Company's President and Chief Executive Officer and will become a Class II director with a term expiring at the Company's 2006 Annual Meeting of Shareholders. Mr. Brandt will fill a vacancy created with the resignation of Harold F. Oberkfell, which will be effective as of the Commencement Date.

A summary of the principal terms of the Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On August 23, 2005, the Company issued a press release announcing the appointment of Mr. Brandt as the Company's President and Chief Executive Officer. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Upon the Commencement Date and pursuant to the Agreement, the Company will issue to Mr. Brandt the Restricted Stock (as defined in Exhibit 99.1) on the terms described in Exhibit 99.1. The Restricted Stock will be issued in a private placement transaction in reliance on Section 4(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description
99.1 A summary of the principal terms of the employment agreement with Eric Brandt.

99.2 Press release, dated August 23, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avanir Pharmaceuticals

August 26, 2005	By:	Gregory P. Hanson, CMA

Name: Gregory P. Hanson, CMA
Title: VP of Finance, CFO

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Exhibit Index

Exhibit No.	Description

99.1	A summary of the principal terms of the employment agreement with Eric Brandt.
99.2	Press release, dated August 23, 2005